Exhibit 99.1

PERICOM SEMICONDUCTOR REPORTS

FISCAL FOURTH QUARTER AND ANNUAL 2014 FINANCIAL RESULTS

FOURTH QUARTER HIGHLIGHTS

▪	Revenues increased 6.7% sequentially to $32.7 million
▪	Achieved 41.4% gross margin (43.0% non-GAAP) and year-over-year increase of 381 bps
▪	Net income was $0.04 per diluted share
▪	Non-GAAP net income was $0.12 or a 50% increase from $0.08 in the previous quarter

Milpitas, Calif. – August 6, 2014 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2014 fourth quarter and year ended June 28, 2014.

Net revenues for the fourth quarter were $32.7 million, an increase of 6.7% from the $30.7 million reported in the third quarter of fiscal 2014, and up 3.3% from the $31.7 million reported in the comparable period last year. The revenue increase from the prior quarter reflects strength from primarily the embedded and server end-market segments. Net revenues for the fiscal year 2014 were $128.1 million, a decrease of 0.9% from the $129.3 million reported last year.

GAAP gross margin was 41.4% in the fourth quarter, an increase from 40.8% last quarter and from 37.6% for the comparable period last year. The GAAP gross margin was 39.9% for the full fiscal year of 2014, an increase of 286 basis points from the 37.0% reported for fiscal year 2013.

GAAP net income for the fourth quarter was $0.9 million, or $0.04 per diluted share, compared with net income of $1.6 million, or $0.07 per diluted share in the third quarter, and net loss of $16.8 million, or $0.74 per diluted share in the comparable period last year. For the full fiscal year 2014, GAAP net income was $4.1 million, or $0.18 per diluted share, compared with GAAP net loss of $21.6 million, or $0.93 per diluted share in fiscal year 2013.

To facilitate the complete understanding of comparable financial performance between periods, Pericom also presents performance results net of certain non-cash and one-time items as non-GAAP measures.

On a non-GAAP basis, gross margin was 43.0% in the fourth quarter, an increase from 42.5% last quarter and 39.3% in the comparable period last year. On a non-GAAP basis, the fiscal year 2014 gross margin was 41.6%, and increased by 286 basis points from fiscal year 2013’s gross margin of 38.7%.

On a non-GAAP basis, net income for the fourth quarter was $2.8 million, or $0.12 per diluted share, compared with non-GAAP net income of $1.8 million or $0.08 per diluted share in the third quarter, and non-GAAP net income of $1.6 million, or $0.07 per diluted share in the comparable period last year. For the full fiscal year 2014, non-GAAP net income was $8.5 million, or $0.36 per diluted share, compared with $6.0 million, or $0.25 per diluted share in fiscal year 2013.

“We are pleased to deliver good sequential growth in revenue along with margin expansion, and this together with careful control of operating expenses resulted in a strong sequential increase in earnings,” said Alex Hui, President and CEO of Pericom.  “We believe these results validate our strategy of transforming our business with growth from  market segments offering higher gross margin and growth potential. We will continue to focus on growing our customer base in networking, cloud computing and embedded applications with our serial connectivity and timing solutions.”

New Products

In the fourth quarter of fiscal 2014, Pericom introduced a total of 17 new products in our Signal Integrity, Connectivity, Switching and Timing product areas. All of these products are targeted to our focus market segments, and were sampled to key customers during the quarter.

NEWS RELEASE August 6, 2014

We introduced 7 new products across our Connectivity products which included new I2C and PCIe to UART bridge families targeting industrial control and instrumentation applications. A new addition to our PCIe GEN2 multi-lane packet switch family targets networking control plane and embedded applications.

We expanded our Timing solutions for next generation mobile and networking platforms with 5 new products, including a new high performance clock generator, Real Time Clock (RTC), and XO IC.

We introduced 2 new products across our Switching product families, a DDR and a USB high performance switch to further broaden our PC and Mobile market segment product offerings.

For Signal Integrity, we introduced 3 new products, including HDMI ReDrivers aimed at consumer and mobile video applications, and SAS3 ReDrivers aimed at next generation storage platforms.

Share Repurchase Update

On April 26, 2012, the Board authorized a repurchase program for up to $25 million of shares of our common stock, and on April 24, 2014, the Board authorized an additional $20 million of share repurchases. Pursuant to these authorizations, the Company repurchased 535,447 shares in the three months ended June 28, 2014 for an aggregate cost of $4,445,000 and an average per share purchase price of $8.30. The remaining balance of potential share repurchases under the authorization is approximately $26.6 million. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of August 4, 2014, Pericom had approximately 22.0 million shares of common stock outstanding.

Fiscal Q1 2015 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

•	Revenues are expected to be in the range of $32.0 million to $35.0 million.

•	GAAP gross margins are expected to be between 40.0% and 42.0%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.5%, non-GAAP gross margins are expected to be in the 41.5% to 43.5% range.

•	GAAP operating expenses are expected to be between $12.1 million and $12.4 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $0.9 million, non-GAAP operating expenses are expected to be in the range of $11.2 million to $11.5 million.

•	Other income is expected to be between $0.6 million and $0.8 million on a GAAP basis and on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 30-34% on a GAAP basis and 26-28% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on August 6, 2014. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications, consumer and embedded market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally. Pericom and the Pericom logo are trademarks or registered trademarks of Pericom Semiconductor Corp in the U.S. and/or other countries. Our website is http://www.pericom.com.

1545 Barber Lane Milpitas, CA 95035 (408) 232-9100

NEWS RELEASE August 6, 2014

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments on acquired fixed assets, write-off of property and equipment, restructuring charge, lease restructuring and moving costs, goodwill impairment, write-off of government subsidy, release of tax reserves, tax provision on intercompany transactions and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of fair value adjustments on acquired fixed assets, write-off of property and equipment, restructuring charge, lease restructuring and moving costs, goodwill impairment, write-off of government subsidy, release of tax reserves, tax provision on intercompany transactions and the corresponding tax effects because we do not consider them to be related to our core operating performance. We also use non-GAAP data in calculating certain metrics such as non-GAAP cost of goods sold in computing inventory days of supply.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements by our CEO concerning future business and revenue growth and margin improvement and the statements under the captions “Fiscal Q1 2015 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the first fiscal quarter of 2015. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 29, 2013, our quarterly report on Form 10-Q for the quarter ended March 29, 2014, and in particular, the risk factors sections contained in those reports.

Contact: Kevin Bauer

Pericom Semiconductor

Tel: 408 232-9100

kbauer@pericom.com

1545 Barber Lane Milpitas, CA 95035 (408) 232-9100

NEWS RELEASE August 6, 2014

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2014	2014	2013	2014	2013

Net revenues	$32,739	$30,681	$31,707	$128,068	$129,255

Cost of revenues	19,188	18,175	19,791	76,983	81,388

Gross profit	13,551	12,506	11,916	51,085	47,867

Operating expenses:

Research and development	4,782	4,694	5,320	19,795	21,017

Selling, general and administrative	8,100	7,407	7,217	30,320	29,581

Goodwill impairment	-	-	16,899	-	16,899

Total operating expenses	12,882	12,101	29,436	50,115	67,497

Income (loss) from operations	669	405	(17,520)	970	(19,630)

Interest and other income, net	456	802	1,277	2,792	4,024

Income (loss) before income taxes	1,125	1,207	(16,243)	3,762	(15,606)

Income tax expense (benefit)	291	(421)	573	(230)	6,223

Net income (loss) from consolidated companies	834	1,628	(16,816)	3,992	(21,829)

Equity in net income of unconsolidated affiliates	50	13	30	132	215

Net income (loss)	$884	$1,641	$(16,786)	$4,124	$(21,614)

Basic income (loss) per share	$0.04	$0.07	$(0.74)	$0.18	$(0.93)

Diluted income (loss) per share	$0.04	$0.07	$(0.74)	$0.18	$(0.93)

Shares used in computing basic income (loss) per share	22,123	22,659	22,783	22,594	23,251

Shares used in computing diluted income (loss) per share	22,338	22,880	22,783	22,797	23,251

NEWS RELEASE August 6, 2014

Pericom Semiconductor Corporation

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2014	2014	2013	2014	2013

Share-based compensation
Cost of revenues	$37	$40	$41	$163	$187
Research and development	229	257	309	1,096	1,282
Selling, general and administrative	329	420	447	1,533	1,871
Share-based compensation expense	$595	$717	$797	$2,792	$3,340

Amortization of intangible assets
Cost of revenues	$478	$483	$486	$1,930	$1,926
Research and development	-	-	50	67	206
Selling, general and administrative	247	249	245	992	972
Amortization of intangible assets	$725	$732	$781	$2,989	$3,104

NEWS RELEASE August 6, 2014

Pericom Semiconductor Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2014	2014	2013	2014	2013
GAAP net income (loss)	$884	$1,641	$(16,786)	$4,124	$(21,614)
Reconciling items:
Share-based compensation expense	595	717	797	2,792	3,340
Amortization of intangible assets	725	732	781	2,989	3,104
Write off of equipment	-	-	184	210	184
Fair value adjustment to depreciation expense on acquired fixed assets	51	51	51	204	201
Goodwill impairment	-	-	16,899	-	16,899
Restructuring charge	44	95	-	234	-
Release of tax reserves	-	(1,035)	-	(1,776)	-
Write off of government subsidy	843	-	-	843	-
Tax on intercompany transaction	-	-	118	15	5,487
Lease restructuring and moving costs	-	-	-	522	-
Tax effect of adjustments	(321)	(383)	(420)	(1,699)	(1,633)
Total reconciling items	1,937	177	18,410	4,334	27,582
Non-GAAP net income	$2,821	$1,818	$1,624	$8,458	$5,968

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

(unaudited)

Diluted net income (loss) per share:
GAAP diluted income (loss) per share	$0.04	$0.07	$(0.74)	$0.18	$(0.93)
Adjustments:
Share-based compensation expense	0.03	0.03	0.03	$0.12	0.15
Amortization of intangible assets	0.03	0.03	0.04	0.12	0.13
Write off of equipment	-	-	0.01	0.01	0.01
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	0.01	0.01	0.01
Goodwill impairment	-	-	0.72	-	0.72
Restructuring charge	-	0.01	-	0.01	-
Release of tax reserves	-	(0.04)	-	(0.08)	-
Write off of government subsidy	0.04	-	-	0.04	-
Tax on intercompany transaction	-	-	0.01	-	0.23
Lease restructuring and moving costs	-	-	-	0.02	-
Tax effect of adjustments	(0.02)	(0.02)	(0.02)	(0.07)	(0.07)
Difference in share count	-	-	0.01	-	-
Total adjustments	0.08	0.01	0.81	0.18	1.18
Non-GAAP diluted income per share	$0.12	$0.08	$0.07	$0.36	$0.25

Shares used in diluted net income (loss) per share calculation:
GAAP	22,338	22,880	22,783	22,797	23,251
Change in diluted shares from GAAP net loss to non-GAAP net income	-	-	117	-	139
Exclude the benefit of share-based compensation expense (1)	486	526	467	457	451
Non-GAAP	22,824	23,406	23,367	23,254	23,841

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

NEWS RELEASE August 6, 2014

Pericom Semiconductor Corporation

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2014	2014	2013	2014	2013
GAAP gross margin	$13,551	$12,506	$11,916	$51,085	$47,867
- % of revenues	41.4%	40.8%	37.6%	39.9%	37.0%
Reconciling items:
Share-based compensation	37	40	41	163	187
Amortization of intangible assets	478	483	486	1,930	1,926
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10	40	40
Total reconciling items	525	533	537	2,133	2,153
Non-GAAP gross margin	$14,076	$13,039	$12,453	$53,218	$50,020
- % of revenues	43.0%	42.5%	39.3%	41.6%	38.7%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses

(unaudited)

GAAP research and development expenses	$4,782	$4,694	$5,320	$19,795	$21,017
- % of revenues	14.6%	15.3%	16.8%	15.5%	16.3%
Reconciling items:
Share-based compensation	(229)	(257)	(309)	(1,096)	(1,282)
Amortization of intangible assets	-	-	(50)	(67)	(206)
Write off of equipment	-	-	(184)	(210)	(184)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)	(40)	(40)
Restructuring charge	(28)	(59)	-	(165)	-
Total reconciling items	(267)	(326)	(553)	(1,578)	(1,712)
Non-GAAP research and development expenses	$4,515	$4,368	$4,767	$18,217	$19,305
- % of revenues	13.8%	14.2%	15.0%	14.2%	14.9%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses

(unaudited)

GAAP selling, general and administrative expenses	$8,100	$7,407	$7,217	$30,320	$29,581
- % of revenues	24.7%	24.1%	22.8%	23.7%	22.9%
Reconciling items:
Share-based compensation	(329)	(420)	(447)	(1,533)	(1,871)
Amortization of intangible assets	(247)	(249)	(245)	(992)	(972)
Fair value adjustment to depreciation expense on acquired fixed assets	(31)	(31)	(31)	(124)	(121)
Restructuring charge	(16)	(36)	-	(69)	-
Lease restructuring and moving costs	-	-	-	(522)	-
Write off of government subsidy	(843)	-	-	(843)	-
Total reconciling items	(1,466)	(736)	(723)	(4,083)	(2,964)
Non-GAAP selling, general and administrative expenses	$6,634	$6,671	$6,494	$26,237	$26,617
- % of revenues	20.3%	21.7%	20.5%	20.5%	20.6%

NEWS RELEASE August 6, 2014

Pericom Semiconductor Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	June 28, 2014	June 29, 2013
Assets

Current assets:

Cash and cash equivalents	$33,020	$30,844
Short-term investments	86,104	86,839
Accounts receivable - trade	24,036	22,105
Inventories	12,288	14,844
Prepaid expenses and other current assets	5,336	5,886
Deferred income taxes	726	585
Total current assets	161,510	161,103

Property, plant and equipment-net	58,537	60,959
Investments in unconsolidated affiliates	2,445	2,525
Deferred income taxes non-current	2,460	3,411
Intangible assets - net	7,009	9,944
Other assets	8,118	8,625
Total assets	$240,079	$246,567

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$8,927	$12,184
Accrued liabilities	9,934	8,731
Total current liabilities	18,861	20,915

Industrial development subsidy	6,354	7,263
Deferred tax liabilities	5,460	5,798
Other long-term liabilities	1,912	3,700
Total liabilities	32,587	37,676

Shareholders' equity:
Common stock and paid in capital	113,118	119,591
Retained earnings and other comprehensive income	94,374	89,300
Total shareholders' equity	207,492	208,891

Total liabilities and shareholders' equity	$240,079	$246,567